EXHIBIT 8

LIST OF SUBSIDIARIES OF LION BIOSCIENCE AKTIENGESELLSCHAFT

AS OF MARCH 31, 2004

• LION bioscience Ltd., England • LION Bioscience Inc., U.S.A. • LION bioscience Research Inc., U.S.A.